UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LEARNING TREE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

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Learning Tree International, Inc.

6053 West Century Boulevard

Los Angeles, California 90045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, March 8, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Learning Tree International, Inc. will be held at Learning Tree International, 6053 West Century Boulevard, Los Angeles, California 90045 on Tuesday, March 8, 2005 at 10:00 a.m. local time for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 14, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

Accompanying this Notice are a Proxy Card and a Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

/s/    DAVID C. COLLINS

David C. Collins, Ph.D.

Chairman of the Board and Chief Executive Officer

January 20, 2005

LEARNING TREE INTERNATIONAL, INC.

6053 West Century Boulevard

Los Angeles, California 90045

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation (“Learning Tree”) in connection with the solicitation of proxies on behalf of the Board of Directors of Learning Tree. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of Learning Tree to be held at Learning Tree International, 6053 West Century Boulevard, Los Angeles, California 90045 on March 8, 2005 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect two Class I directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. The Learning Tree Board of Directors recommends that stockholders vote “FOR” the election of the nominees for the Board of Directors named below. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. Learning Tree has been advised by counsel that these procedures are consistent with the requirements of the applicable law.

Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of Learning Tree, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 25, 2005. Learning Tree intends to solicit proxies primarily by mail. However, directors, officers, agents and employees of Learning Tree may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Additionally, Learning Tree intends to post this Proxy Statement on its website for public review. Learning Tree has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option to do so.

All expenses incurred in connection with this solicitation will be borne by Learning Tree. Learning Tree requests that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of Learning Tree’s Common Stock. Learning Tree will reimburse reasonable charges and expenses in doing so.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares; Record Date

Only holders of record of Learning Tree’s voting securities at the close of business on January 14, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 16,943,135 shares of Learning Tree’s Common Stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of Common Stock held which was issued and outstanding as of the Record Date.

The presence, in person or by proxy, of stockholders holding at least a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Common Stock of Learning Tree as of January 10, 2005 by (i) each person or entity known by Learning Tree to own beneficially more than 5% of the outstanding Common Stock (based upon review of 13F and 13G filings as of January 10, 2005), (ii) each of Learning Tree’s directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock(1)
Name and Address of Owner	Number of Shares	Percent of Class
David C. Collins(1)(2)(3)(4)	4,191,002	24.7%
Eric R. Garen(2)(5)	3,655,030	21.6%
Nicholas R. Schacht(1)	62,500	*
Mary C. Adams(1)(2)(3)(4)	4,191,002	24.7%
Bill Byron Concevitch	—	*
W. Mathew Juechter(1)	32,260	*
Curtis A. Hessler(1)	1,667	*
Howard A. Bain III(1)	7,500	*
Wilford D. Godbold, Jr.	—	*
Theodore E. Guth(1)(6)	1,216,064	7.2%
Lazard Asset Management LLC(8)	1,400,670	8.3%
30 Rockefeller Plaza
59th Floor
New York, NY 10112
Dalton Greiner Hartman Maher & Co(9)	1,019,559	6.0%
565 Fifth Avenue
Suite 2101
New York, NY 10017
All directors and executive officers as a group(9)(1)(7)	7,949,959	46.7%

*	Less than 1%

Note: Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership, as defined. As a result, in some cases, more than one beneficial owner has been listed for the same securities. In accordance with Instruction 5 of Item 403, where more than one beneficial owner has been listed for the same securities, in computing the aggregate number of shares owned by directors and officers of the registrant as a group, those shares have been counted only once. See the footnotes below for specific share ownership details.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after January 10, 2005. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes the following number of shares issuable upon vested options: 62,500 shares for Mr. Schacht; 12,000 shares for Ms. Adams; 2,500 shares for Mr. Juechter; 1,667 shares for Mr. Hessler; 7,500 shares for Mr. Bain; 5,000 shares for Mr. Guth and 86,167 shares for all directors and executive officers as a group.
(2)	Dr. Collins is the Chairman of the Board of Directors and Chief Executive Officer of Learning Tree, Mr. Garen is the Vice Chairman of the Board of Directors of Learning Tree and Ms. Adams is the Chief Administrative Officer, and Secretary of Learning Tree. The address of these individuals is Learning Tree International, Inc., 6053 West Century Boulevard, Los Angeles, California 90045.
(3)	Dr. Collins and Ms. Adams are married. Accordingly the shares listed for Dr. Collins include 209,640 shares and options beneficially owned by Ms. Adams, and those listed for Ms. Adams include 1,472,248 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other’s shares.
(4)	The shares listed for Dr. Collins and Ms. Adams both include (i) 129,918 shares owned by the Collins Family Foundation, the directors of which are Dr. Collins and Ms. Adams, but as to which they disclaim beneficial ownership; (ii) 182,098 shares owned by The Pegasus Foundation, of which Dr. Collins and Ms. Adams are a minority of the trustees and as to which they disclaim beneficial ownership; (iii) 2,074,818 shares owned by DCMA Holdings LP, of which Dr. Collins and Ms. Adams are general partners, but as to which they disclaim beneficial ownership; and (iv) 122,280 shares owned by the Collins Family Trust, of which David C. Collins and Mary C. Adams are the trustees.
(5)	The shares listed for Mr. Garen include (i) 270,380 shares owned by the Garen Family Foundation, of which Mr. Garen is a trustee, but as to which he disclaims beneficial ownership and (ii) 1,048,064 shares held by the Garen Children’s Trust and (iii) 163,000 shares held by the Garen Dynasty Trust, as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.
(6)	Mr. Guth has sole voting and disposition power, as Trustee, of (i) 1,048,064 shares held by the Garen Children’s Trust and (ii) 163,000 shares held by the Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth also holds, in his own name and not as Trustee, options to purchase 5,000 shares of Common Stock from Learning Tree, all of which are vested. Mr. Guth’s address is Guth|Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.
(7)	As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.
(8)	Based upon information contained in the October 1, 2004 Schedule 13F filed by Lazard Asset Management LLC, it has sole investment discretion with respect to all 1,400,670 shares, but has shared voting with respect to 83,600 of those shares.
(9)	Based upon information contained in the October 1, 2004 Schedule 13F filed by Dalton Greiner Hartman Maher & Co, it has sole investment discretion with respect to all 1,019,559 shares, but has shared voting with respect to 215,597 of those shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Learning Tree’s Board of Directors has five members and is divided into three classes, Class I, Class II and Class III, with staggered terms. The current terms of the Class I directors expire at the Annual Meeting to be held this year, the terms of the Class II directors will expire at the annual meeting of stockholders to be held in 2006, and the term of the Class III directors will expire at the annual meeting of stockholders to be held in 2007. At each subsequent annual meeting of stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

Name	Age	Position with Learning Tree
Class I Directors—Nominees for election to terms expiring in 2008.
Howard A. Bain III	58	Director
Curtis A. Hessler	61	Director

Class II Directors—Present term expires in 2006.
W. Mathew Juechter	71	Director
Wilford D. Godbold, Jr.	66	Director

Class III Directors—Present terms expires in 2007.
David C. Collins	64	Chairman of the Board of Directors and Chief Executive Officer
Eric R. Garen	57	Vice Chairman of the Board of Directors

Mr. Bain has served as a director of Learning Tree since June 2001. He was most recently Chief Financial Officer of Portal Software (NASDAQ: PRSF), a developer of customer management and billing software for communications and content service providers, from August 2001 to November 2004. Prior to joining Portal, Mr. Bain held CFO positions at Vicinity Corporation (NASDAQ: VCNT) in 2000, Informix (NASDAQ: IFMX) from 1999 to 2000, and Symantec Corporation (NASDAQ: SYMC) from 1991 to 1999. He has additional experience in various technology companies in the areas of semiconductor manufacturing equipment; semiconductor BiCMOS SRAMs; laser-based large screen projection systems; and disk drives. He has also held senior financial and accounting management positions with Fairchild Camera and Instrument Corporation and as a consultant with Arthur Andersen LLP where he was a certified public accountant. Mr. Bain holds a B.S. in Business from California Polytechnic University.

Mr. Hessler has been a director of Learning Tree since April 2003. He has been Chairman and founding Chief Executive Officer of 101communications LLC, an international publishing and educational conference company serving advanced information technology professionals, since 1998. From 1997 to 1998 he served as President and Chief Executive Officer of Quarterdeck Corporation, a software firm. From 1996 to 1997 he served as Chairman and Chief Executive Officer of I-Net, Inc., a network management services company. From 1991 to 1995 he served as Executive Vice President, Chief Financial Officer of the Times Mirror Company, a media company. From 1984 to 1991 he served as Vice Chairman and Chief Financial Officer of the Unisys Corporation, a computer and computer services company. From 1981 to 1983 he was a partner of Paul Weiss Rifkind Wharton and Garrison, a law firm. From 1977 to 1981 he held various positions with the Federal Government: Assistant Secretary of the U.S. Treasury for Economic Policy, Executive Director of the President’s Economic Policy Group and Associate Director of the Office of Management and Budget. Mr. Hessler is a graduate of Harvard College (BA, summa), Oxford University (Rhodes Scholarship), the Yale Law School (JD), and the University of California, Berkeley (MA Economics).

Mr. Juechter has been a director of Learning Tree since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he also was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

Mr. Godbold has been a director of Learning Tree since April 2004. He currently is a private investor. From 1984 to 1998, he served as President and Chief Executive Officer of ZERO Corporation (NYSE), an international manufacturer of technical equipment for the telecommunications, instrumentation and data processing markets. From 1982 to 1984 he served as Executive Vice President of that company. Prior to joining ZERO Corporation, he practiced law as a partner of the international law firm of Gibson, Dunn & Crutcher, where his practice, from 1966, was focused primarily on mergers and acquisitions, corporate finance and general corporate law. He represented both public companies and financial institutions. Mr. Godbold is a graduate of Stanford University (BA—Political Science), UCLA School of Law (JD—Order of the Coif) and UCLA Graduate School of Management—Executive Management Program. He currently serves on the Board of Directors of SEMPRA Energy (NYSE), a Fortune 500 energy services holding company, and K2 Inc. (NYSE), a premier brand sports products company. He formerly served as a director of Pacific Enterprises (NYSE), Santa Fe Pacific Pipeline (NYSE), Winchell’s (NYSE), Ceradyne Inc. (NASD) and Sanwa Bank of California (Private). He was Chairman of the Boards of the California State Chamber of Commerce, The Employer’s Group and Marlborough School.

Dr. Collins, a co-founder of Learning Tree, has been Chairman of the Board and Chief Executive Officer since Learning Tree began operations in August, 1974. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

Mr. Garen, a co-founder of Learning Tree, has served as Vice Chairman of Learning Tree’s Board of Directors since November 2003. Prior to November 2003, Mr. Garen served as President and Executive Vice President of Learning Tree since Learning Tree’s business began in 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

Executive Officers of the Registrant

Name	Age	Title
David C. Collins	64	Chairman of the Board of Directors and Chief Executive Officer
Eric R. Garen	57	Vice Chairman of the Board of Directors
Nicholas R. Schacht	45	President and Chief Operating Officer
Mary C. Adams	49	Chief Administrative Officer and Secretary
Bill Byron Concevitch	46	Executive Vice President

Mr. Schacht has been President and Chief Operating Officer of Learning Tree since November 2003. He was Chief Operating Officer of Learning Tree from 2002 to 2003. He was president of Global Learning Systems from 1999 to 2002, Group President for the Institute for International Research from 1998 to 1999, and held a variety of positions with ESI International from 1989 to 1998, culminating as its President. From 1987 to 1989, Mr. Schacht was a Research Fellow with Logistics Management Institute, and from 1981 to 1987, he was a U.S. Naval officer. Mr. Schacht holds a B.S. degree with honors from the U.S. Naval Academy, a Master’s degree in General Administration from the University of Maryland, and a Master of Science degree from The George Washington University.

Ms. Adams has served as Chief Administrative Officer since October 2003. She was Vice President, Administration and Investor Relations from 1995 to 2003. She began her association with Learning Tree in September 1975 and has held a variety of key positions in Learning Tree. Ms. Adams is also the President of Advanced Technology Marketing, Inc., a wholly owned subsidiary of Learning Tree.

Mr. Concevitch has served as Executive Vice President of Learning Tree since August 2004. He was Senior Director of the Learning Business of Witness Systems from 2003 to 2004. He was Executive Vice President of KnowledgePool in 2002 to 2003 and President of Mentergy North America in 2001 and 2002. Prior to Mentergy, Mr. Concevitch was Senior Vice President of Element K. From 1993 to 2000, he held various positions with ExecuTrain, including Senior Vice President of Sales and Chief Learning Officer. Earlier in his career, Mr. Concevitch held a number of positions within the Dale Carnegie Training organization. Mr. Concevitch understudied with the Grammy Award winning Clair D. Krepps, receiving an Audio Engineering Diploma in Recording Arts and Sciences. Mr. Concevitch instructs public speaking at the collegiate level.

David C. Collins and Mary C. Adams are married. There are no other family relationships among any of the directors or executive officers of Learning Tree.

Board Meetings and Committees

The Board of Directors (“the Board”) held four meetings during fiscal 2004. The Board has three separately-designated standing committees: the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee. Each of the members of these standing committees have been determined to meet the standards for “director independence” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as adopted by the NASD. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during fiscal 2004.

Audit Committee

The members of the Audit Committee are Messrs. Bain, Godbold and Hessler. The Audit Committee has adopted a charter which is posted on Learning Tree’s website at http://www.learningtree.com/investor and a copy of which is attached to this Proxy Statement as Exhibit A. The principal functions of the Audit Committee are to review the plan and results of Learning Tree’s independent audit with Learning Tree’s independent auditors and management, to review Learning Tree’s systems of internal control over financial reporting, and to engage or discharge Learning Tree’s independent auditors. The Board has determined that each member of the Audit Committee is “independent” as required in the Audit Committee Charter. The Audit Committee met ten times during fiscal 2004. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Learning Tree’s Board of Directors has determined that Howard A. Bain III, Chairman of Learning Tree’s Audit Committee, is a financial expert because he has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Learning Tree’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Bain has acquired these attributes by means of having held various positions that provided relevant experience, as described above. Mr. Bain is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Compensation and Stock Option Committee

The members of the Compensation and Stock Options Committee are Messrs. Juechter, Godbold and Hessler. The principal functions of the Compensation and Stock Option Committee are to (i) review and make recommendations to the Board with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of Learning Tree, (ii) review, administer and make recommendations to the Board with respect to any incentive plans and bonus plans that include elected officers, (iii) review Learning Tree’s policies relating to the compensation of senior management and other employees, (iv) address matters relating to Learning Tree’s stock option plans and provide recommendations to the Board as to grants of stock options. In addition, the Compensation and Stock Option Committee reviews management’s long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation and Stock Option Committee met four times during fiscal 2004.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee (the “Governance Committee”) are Messrs. Juechter, Godbold and Hessler. The Governance Committee has adopted a charter which is posted on Learning Tree’s website at http://www.learningtree.com/investor. The Governance Committee met three times during fiscal 2004.

The Governance Committee manages the process for evaluating current Board members at the time they are considered for renomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be renominated, the Governance Committee recommends to the Board whether those individuals should be renominated.

On at least an annual basis, the Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with Learning Tree or with the help of executive search firms (which receive a fee for their services). Where executive search firms have been used, Learning Tree has provided the search firm with a written description of both minimum and desired qualifications for that specific candidate. Based upon these qualifications, the search firm collects resumes and other data about potential candidates and recommends potential candidates to the Governance Committee. Learning Tree’s stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance Committee under the provisions, set forth below, for communication with the Board. No such suggestions from Learning Tree’s stockholders were received in time for the 2005 Annual Meeting.

The Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional, level in multi-national organizations larger than Learning Tree; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Governance Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of Learning Tree. In recent years, for example, Learning Tree has sought a nominee with significant financial expertise and a nominee with significant relevant operating experience. The Governance Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search, the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

Stockholder Communications

The Board, including its independent directors, has unanimously adopted a procedure for its stockholders to communicate with the Board. Communications may be addressed to the Secretary of the Company, Learning Tree International, Inc. at 6053 West Century Blvd., Los Angeles, CA 90045, marked to the attention of the Board or of any of its individual Committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the Committee involved or, in the case of communications addressed to the Board as a whole, to the chairman of the Governance Committee.

Annual Meeting Attendance

The Board members are not required to attend Learning Tree’s Annual Meeting. However, based upon the nature of the matters to be addressed, they may attend. At the 2005 Annual Meeting (as in the 2004 Annual Meeting) the only matter to be decided is the election of certain Board members. Further, attendance by shareholders at Learning Tree’s Annual Meetings has historically been low. Thus, the Board believes the cost of requiring attendance is not generally justified. At the time of the 2004 Annual Meeting, the Board had five members. Two of the Board members attended the 2004 Annual Meeting.

Compensation of Directors

No director who is an employee of Learning Tree is compensated for service as a member of the Board. Directors that are not employees of Learning Tree currently receive a monthly retainer of $2,000. Non-employee directors that serve as a chairperson of a committee also receive an annual retainer of $5,000. All non-employee directors also receive a $1,500 fee for each Board or Committee meeting attended in person and $1,000 if attended telephonically (only a single $1,500 or $1,000 fee is paid for attendance at multiple committee meetings on a single day). In addition, non-employee directors are granted 5,000 stock options on joining the Board and 2,500 stock options annually thereafter, which vest over a 3-year period. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of Learning Tree.

Quorum; Vote Required

Nominees will be elected as directors by a plurality of the votes cast. The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the nominees, unless the proxy otherwise directs. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for (i) Learning Tree’s Chief Executive Officer, (ii) its four most highly compensated executive officers as of October 1, 2004 and (iii) up to two additional executive officers who would have been included in the top four but they were not serving as an executive officer at year-end:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation(1)				Long-Term Compensation Options	All Other Compensation(2)
		Salary		Incentive
David C. Collins Chairman of the Board of Directors and Chief Executive Officer	2004 2003 2002	$ $ $	432,264 432,600 405,979	$ $ $	47,654 56,779 65,904	— — —	$ $ $	9,000 9,000 8,156

Eric R. Garen(3) Vice Chairman of the Board of Directors	2004 2003 2002	$ $ $	118,794 175,750 190,865	$ $	— 22,712 26,362	— — —	$ $ $	40,874 8,744 7,900

Nicholas R. Schacht President and Chief Operating Officer	2004 2003 2002	$ $ $	297,450 270,000 6,231	$ $	20,489 18,900 —	50,000 100,000 —	$ $	9,000 6,750 —

Mary C. Adams Chief Administrative Officer and Secretary	2004 2003 2002	$ $ $	197,199 180,528 171,134	$ $ $	11,818 14,081 16,344	— — —	$ $ $	9,000 8,852 7,701

Bill Byron Concevitch(4) Executive Vice President	2004		$42,682		$5,719	60,000		—

Gary R. Wright(5) Chief Financial Officer and Secretary	2004 2003 2002	$ $ $	78,320 227,100 227,100	$ $ $	3,344 14,785 17,161	— — —	$ $ $	280,931 8,250 7,980

(1)	Certain of Learning Tree’s executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.
(2)	These amounts represent contributions made by Learning Tree to a defined contribution plan, except for Mr. Garen and Mr. Wright in fiscal 2004, see footnote 3 and footnote 5, respectively.
(3)	For fiscal 2002 and 2003, Mr. Garen’s annual salary reflects a reduction in his hours during the two years. In November 2003, Mr. Garen established a new employment agreement with Learning Tree under which he is paid on an hourly basis for services rendered. In fiscal 2004, “All Other Compensation” for Mr. Garen includes a $34,643 payment of his accrued vacation balance and $6,231 for contributions made by Learning Tree to a defined contribution plan.
(4)	Mr. Concevitch joined Learning Tree as Executive Vice President in August 2004.
(5)	Mr. Wright was Chief Financial Officer for Learning Tree from January 1995 to February 2004. In fiscal 2004 “All Other Compensation” for Mr. Wright includes a $271,931 severance payment pursuant to the terms of his employment agreement and $9,000 of contributions made by Learning Tree to a defined contribution plan.

Stock Option Plans

1999 Stock Option Plan

In March 1999, Learning Tree adopted the Learning Tree International, Inc. 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan permits the grant of options to officers, employees and directors of the Company. It provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue

Code and non-qualified stock options. The 1999 Plan, as amended, provides for options covering up to an aggregate of 3,964,000 shares of Common Stock.

1995 Stock Option Plan

In October 1995, Learning Tree adopted the 1995 Stock Option Plan (the “1995 Plan” and together with the 1999 Plan, the “Stock Option Plans”), which provided for options covering up to an aggregate of 2,250,000 shares of Common Stock. The 1995 Plan permitted the grant of options to officers, employees and directors of Learning Tree. Learning Tree is no longer granting options under the 1995 Plan, although certain previously granted options remain outstanding.

Both of the Stock Option Plans were approved by Learning Tree’s stockholders. For information on the number of options remaining for grant and the weighted-average exercise price of outstanding options, see Note 5 to Learning Tree’s audited financial statements for the year ending October 1, 2004.

Administration of the Stock Option Plans

The Stock Option Plans are administered by the Compensation and Stock Option Committee. Each option is evidenced by a written agreement in a form approved by the Compensation and Stock Option Committee. No options granted under either of the Stock Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Under the Stock Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company’s capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of any stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Compensation and Stock Option Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Compensation and Stock Option Committee shorten such period to less than six months. Upon exercise of any option granted under either of the Stock Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Option Grants During Fiscal 2004

The following table, sets forth certain information concerning options granted during fiscal 2004 to the executive officers named above:

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2004	Exercise Price Per Share(2)	Expiration Date
					5%	10%
David C. Collins(3)	—	—%	$—	—	$—	$—
Eric R. Garen(3)	—	—	—	—	—	—
Nicholas R. Schacht	50,000	22.2%	$16.97	12/31/08	$234,425	$518,018

Mary C. Adams	—	—	—	—	—	—
Bill Byron Concevitch	60,000	26.6%	$12.17	7/31/09	$201,741	$445,794
Gary R. Wright	—	—	—	—	—	—

(1)	The potential realizable value illustrates the value that would be realized if the options were exercised immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of Learning Tree’s Common Stock over the term of the options. The assumed annual rates of appreciation are specified in the rules of the Securities and Exchange Commission and do not represent Learning Tree’s estimate or projection of future share prices.
(2)	The exercise price was equal to the fair market value of the Common Stock on the date of the grant.
(3)	Not eligible for option grants.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table presents the number and value of options exercised during fiscal 2004 and of exercisable and unexercisable options held as of October 1, 2004 by the executive officers named above:

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at October 1, 2004		Value of Unexercised In-the-Money Options at October 1, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Collins(1)	—	$—	—	—	$—	$—
Eric R. Garen(1)	—	—	—	—	—	—
Nicholas R. Schacht	—	—	42,500	107,500	$6,450	$19,350
Mary C. Adams	—	—	12,000	—	—	—
Bill Byron Concevitch	—	—	—	60,000	—	$132,600
Gary R. Wright	—	—	—	—	—	—

(1)	Not eligible for option grants.
(2)	The amount by which the closing price for the Common Stock on October 1, 2004 exceeded the exercise price of any then unexercised options, without including any options whose exercise price exceeded the closing price.

Other Employee Benefit Plans

Learning Tree has adopted the Learning Tree International 401(k) Plan (the “401(k) Plan”), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 401(k) of the Code, contributions by employees or by Learning Tree to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by Learning Tree are deductible by Learning Tree when made.

All employees of Learning Tree and its U.S. subsidiary who have attained 18 years of age and have met the plan’s service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan up to 15% of his or her salary, through payroll deductions, subject to statutory limitations. For fiscal 2001 through 2004, for each $1.00 invested by an employee, Learning Tree contributed $0.75 up to four and one-half percent of such employee’s salary. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by Learning Tree.

Employment Agreements

Pursuant to an employment agreement dated as of October 1, 1995 (the “Collins Agreement”), David C. Collins is employed as Chairman of the Board and Chief Executive Officer of Learning Tree. Pursuant to the Collins Agreement, Dr. Collins receives an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Dr. Collins is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by Learning Tree, as well as certain fringe benefits. In the event of the termination of Dr. Collins’ employment with Learning Tree, Dr. Collins has agreed, for a period of one year after the termination, not to offer any service or product in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination. On September 24, 2004, the Collins Agreement was renewed through September 30, 2007.

Pursuant to an employment agreement dated as of November 16, 2003 (the “Garen Agreement”), Mr. Garen reports directly to the Board and performs executive duties and functions as specified from time to time by the Board. Mr. Garen receives compensation on an hourly basis as provided for in the Garen Agreement. The Garen Agreement may be terminated by either party on three months written notice.

Pursuant to an employment agreement dated as of November 16, 2003 (the “Schacht Agreement”), Mr. Schacht serves as President and Chief Operating Officer of Learning Tree. Pursuant to the Schacht Agreement, Mr. Schacht receives an annual base salary, as well as incentive compensation, and severance compensation equal to six months’ base salary upon termination of employment by Learning Tree. In addition, Mr. Schacht agreed, for a period of one year following termination, not to offer any service in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination; and for a period of two years, not to disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Schacht Agreement. The Schacht Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of February 9, 1978, as amended (the “Adams Agreement”), Mary C. Adams is employed as Chief Administrative Officer of Learning Tree. Pursuant to the Adams Agreement, Ms. Adams receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Ms. Adams would receive severance compensation equal to eight months’ base salary. In addition, Ms. Adams has agreed, for a period of two years following the termination of the Adams Agreement, not to (i) solicit any of Learning Tree’s customers with whom she did business or was acquainted during the term of the Adams Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Adams Agreement. The Adams Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of August 1, 2004, (the “Concevitch Agreement”), Bill Byron Concevitch serves as Executive Vice President of Learning Tree. Pursuant to the Concevitch Agreement, Mr. Concevitch receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Mr. Concevitch would receive severance compensation equal to six months’ base salary. In addition, Mr. Concevitch has agreed, for a period of two years following the termination of the Concevitch Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Concevitch Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Concevitch Agreement. The Concevitch Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of January 8, 1990, as amended (the “Wright Agreement”), Gary R. Wright was employed as Chief Financial Officer of Learning Tree. Pursuant to the Wright Agreement, Mr. Wright received an annual base salary, as well as incentive compensation. The Wright Agreement also provided for severance compensation equal to eight months’ base salary in the event of termination of employment by Learning Tree. In addition, Mr. Wright agreed, for a period of two years following the termination of the Wright Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Wright Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Wright Agreement. The Wright Agreement was terminated in February 2004.

Stockholders Agreement

Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the “Stockholders Agreement”). The Stockholders Agreement provides that

(i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act of 1933 (a “Restricted Transfer”); and (ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.

CERTAIN TRANSACTIONS

During fiscal 2004, Learning Tree paid $197,000 for legal services performed by Guth | Christopher LLP, a law firm in which Mr. Guth is a partner. Mr. Guth has sole voting and disposition power, as Trustee of 1,211,064 shares of Learning Tree Common Stock held by the Garen Children’s Trust and Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth also holds, in his own name, options to purchase 5,000 shares of Learning Tree Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Stock Option Committee is or was a Learning Tree officer or employee, or is related to any other member of the Compensation and Stock Option Committee, or any other member of the Board, or any Learning Tree executive officer.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Compensation and Stock Option Committee Report on Executive Compensation

The Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation, including stock option grants, of the officers of Learning Tree. In addition, the Compensation Committee provides assistance and recommendations with respect to Learning Tree’s compensation policies and practices and assists with the administration of Learning Tree’s other compensation plans. The Compensation Committee also administers Learning Tree’s Stock Option Plans.

Compensation Policy for Executive Officers

The Compensation Committee believes that attracting and retaining well-qualified executives is crucial to Learning Tree’s success. The Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins, base salaries for Learning Tree’s executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. Learning Tree has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 2004 Salary and Incentive Compensation of Chief Executive Officer and Other Officers

In fiscal 2004, Dr. David Collins, Learning Tree’s Chief Executive Officer and Chairman of the Board of Directors, received compensation under the terms of an Employment Agreement between Learning Tree and Dr. Collins dated as of October 1, 1995 (the “Collins Agreement”). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an “on-target” incentive payment of at least $155,000 if certain specified performance criteria are met.

At the beginning of fiscal 2004, the Compensation Committee approved Dr. Collins’ fiscal 2004 compensation plan. As contemplated by the Collins Agreement, Dr. Collins received a base salary rate of $432,600. The fiscal 2004 incentive plan for Dr. Collins was based on achievement of specified targets for Learning Tree’s net income and the average quality rating of Learning Tree’s courses, with an “on-target” incentive of $270,375. The incentive compensation earned by Dr. Collins under this formula for fiscal 2004 was $47,654.

The basic format for the incentive compensation of Dr. Collins and other senior line executives has been in place for several years. At the beginning of each year, the Compensation Committee approves both a target incentive amount for each senior officer and a series of weighted quantitative performance targets for the upcoming fiscal year, most commonly based on operating income, revenue growth and improvement in the quality rating of Learning Tree’s courses based upon reviews completed by course attendees. At the end of the fiscal year, the incentive compensation for each executive is determined under a formula using the actual results for the year and by the percentage of the target incentive assigned to that goal. An executive does not receive any incentive if the minimum targets are not met, but can earn in excess of his target incentive if the actual results exceeds the budgeted or targeted level.

The weighting of the targets in each plan is approved by the Compensation Committee and varies from year to year. In addition, the Compensation Committee may add additional components where it deems them desirable. For fiscal years 2002, 2003 and 2004, the Compensation Committee felt that determining a revenue growth target that would merit an incentive payment would be difficult, given the uncertainty about the timing and extent of any recovery in information technology spending. Accordingly, that target was eliminated in those years, and the weight of the net income target was increased to 85% from 60%, while the remaining 15% continued to be based on the quality improvement target. The recently approved fiscal 2005 incentive plans include targets for revenue growth, operating income, improvements in course quality and for certain officers, the incentive plans also include a component based on satisfactory completion of the requirements of Section 404 of the Sarbanes Oxley Act.

For officers whose responsibilities are limited to particular business units of Learning Tree, the criteria used relate directly to the financial and quality parameters attained by the unit involved. Non-line officers generally do not have any portion of their bonus determined by an improvement in course quality, based on their limited influence over course quality.

The Compensation Committee believes that this approach focuses the officers of Learning Tree on its growth, profitability and quality assurance.

Equity Incentives

The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives’ and stockholders’ interests. Learning Tree previously adopted the Stock Option Plans, pursuant to which Learning Tree was authorized to grant stock options to executives (as well as other employees and directors) to purchase an aggregate of up to 6,214,000 shares of Common Stock. In fiscal 2004, Learning Tree granted 50,000 and 60,000 stock options to Mr. Schacht and Mr. Concevitch, respectively.

Messrs. Collins and Garen are not eligible to receive grants under the Stock Option Plans. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to them in light of their significant current holdings of Common Stock. The Compensation Committee did not consider alternatives for equity-based compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on Learning Tree’s ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the fiscal 2004 compensation levels and the terms of the incentive compensation plans, no such limits on the deductibility of compensation applied for any officer of Learning Tree. While Learning Tree has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for Learning Tree’s officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.

January 7, 2005	COMPENSATION AND STOCK OPTION COMMITTEE

Curtis A. Hessler, Chairman
W. Mathew Juechter
Wilford D. Godbold, Jr.

REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The Audit Committee oversees Learning Tree’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. The Audit Committee charter was amended in fiscal 2004 and is attached as Exhibit A to this Proxy Statement.

Management has the primary responsibility for Learning Tree’s financial statements and the reporting process, including disclosure controls and procedures and the system of internal controls over financial reporting. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Learning Tree’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors the auditors’ independence from Learning Tree and its management and considered the compatibility of non-audit services with the auditors’ independence.

Prior to the commencement of the audit, the Audit Committee discussed with Learning Tree’s financial management and independent auditors the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent auditors, with and without management present, the results of their examinations or reviews, their evaluation of Learning Tree’s internal controls over financial reporting and the overall quality of the Learning Tree’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Learning Tree’s Annual Report on Form 10-K for the fiscal year ended October 1, 2004 filed with the Securities and Exchange Commission.

January 7, 2005	AUDIT COMMITTEE

Howard A. Bain III, Chairman
Curtis A. Hessler
Wilford D. Godbold, Jr.

COMPANY STOCK PERFORMANCE

The stock price performance graph below is required by the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph compares the cumulative total stockholder return on the Common Stock of Learning Tree from September 30, 1999 to October 1, 2004 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate “peer group” index (assuming the investment of $100 in Learning Tree’s Common Stock and in each of the indexes on September 30, 1999).

	Fiscal Year Ended
	Sept. 30, 1999	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2003	Oct. 1, 2004
Learning Tree International, Inc. Common Stock	100	287	123	89	101	87
Peer Group Index(1)	100	181	183	201	318	338
NASDAQ Stock Exchange Composite Index	100	134	55	43	66	70

(1)	Peer Group index includes: Apollo Group, Inc.; Skillsoft Public Limited Company (formerly SmartForce PLC); DeVry, Inc.; ITT Educational Services, Inc. and New Horizons Worldwide, Inc. The returns of each issuer within the Peer Group Index have been weighted according to such issuer’s respective stock market capitalization at the beginning of the period presented.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Learning Tree’s directors and executive officers, as well as persons who own more than ten percent of Learning Tree’s Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of Learning Tree’s Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish Learning Tree with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to Learning Tree and on written representations by certain directors and executive officers of Learning Tree, Learning Tree believes that all of Learning Tree’s directors and executive officers filed all required reports on a timely basis during fiscal 2004 except (i) one Form 4 filed by each of Dr. Collins and Mary Adams filed on February 17, 2004 inadvertently omitted to include a transaction pursuant to which an aggregate of 454 shares of Common Stock were sold by two related charitable foundations and (ii) although Bill Byron Concevitch joined the Company and received stock options effective August 1, 2004, his Form 3 and one related Form 4 were not filed until September 17, 2004.

INDEPENDENT AUDITORS

For fiscal 2004, Learning Tree’s independent auditors, as recommended by its Audit Committee and approved by its Board of Directors, were Ernst & Young LLP, an Independent Registered Public Accounting Firm. The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal years 2003 and 2004.

	2003	2004
Audit Fees(1)	$241,880	$316,116
Audit-Related Fees(2)	—	—
Tax Fees(3)	20,307	12,000
All Other Fees(4)	2,750	—

(1)	Audit Fees include fees associated with the annual audit of Learning Tree’s consolidated financial statements on Form 10-K and review of Learning Tree’s quarterly reports on Form 10-Q. Audit fees also include fees associated with various audit requirements of Learning Tree’s foreign subsidiaries.
(2)	There were no audit-related fees.
(3)	Tax fees include fees principally incurred for assistance with tax compliance matters.
(4)	All other fees include fees associated with an accounting and reporting issue.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent auditors engaged to conduct the annual audit of Learning Tree’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors and require the Audit Committee to be informed of each service provided by the independent auditors. Such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by Ernst & Young LLP during fiscal 2004 and 2003 as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee considered and determined that the provision of these non-audit services by Ernst & Young LLP was compatible with maintaining the auditors’ independence. The Audit Committee has not yet considered the selection of an auditor for fiscal 2005. It is anticipated that the Audit Committee will consider the selection and make a decision by March 31, 2005.

A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 of the SEC, proposals by eligible stockholders, which are intended to be presented at Learning Tree’s Annual Meeting of Stockholders in 2006, must be received by Learning Tree by September 23, 2005 in order to be considered for inclusion in Learning Tree’s proxy materials.

OTHER MATTERS

The Board is not aware of any matter to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

ANNUAL REPORT TO SHAREHOLDERS

Learning Tree’s Annual Report for the fiscal year ended October 1, 2004 is being mailed to Shareholders along with this Proxy Statement. Learning Tree’s Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

By Order of the Board of Directors,

/s/ DAVID C. COLLINS
January 20, 2005	David C. Collins, Ph.D.
Chairman of the Board and Chief Executive Officer

EXHIBIT A

LEARNING TREE INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

MARCH 1, 2004

Overview

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) shall assist the Board in fulfilling its financial oversight responsibilities. Its primary function shall be to review the financial information which will be provided to the stockholders and others, the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations.

To assure the appropriate division of labor in corporate governance, the Committee must draw a line between its oversight role and management’s role in managing the affairs of Learning Tree. The Committee is intended to oversee, but not replace, management’s own efforts. Accordingly, the Committee will initiate reviews of Learning Tree’s financial reporting processes and systems, but it is the responsibility of management and the independent auditors to bring to the attention of the Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

In performing its duties, the Committee will seek to maintain free and open communication between the Board, the independent auditors, the internal auditors and the financial management of Learning Tree. The Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns.

Committee Composition

Committee Comprised Solely of Independent Directors. The Committee shall be comprised of at least three “independent” directors in accordance with the rules of the SEC and NASDAQ. If at any time the Committee is composed of fewer than three independent directors, such lesser number will constitute the Committee until the Board appoints a successor or successors. For a director to be deemed “independent,” the Board must affirmatively determine the director has no material relationship with Learning Tree (either directly as a partner, stockholder or officer of an organization that has a relationship with Learning Tree). “Independence” also requires a three-year cooling-off period for directors who are or were (or had a family member who is or was) an employee of Learning Tree, or of its independent auditors. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations.

Member Qualifications. Each Committee member must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

One Committee Member must be a “Financial Expert.” At least one member of the Committee designated by the Board must have accounting or financial management experience sufficient to qualify as a “financial expert” under the rules issued by the SEC and the NASD.

Additional Limitation. No member of the Committee may sit on audit committees for more than two other public companies unless explicitly approved by the Board and proper disclosure is made in Learning Tree’s proxy statement.

Chairperson. The Committee shall be comprised solely of “independent” directors in accordance with the rules of the SEC and NASDAQ. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

Compensation

Committee members may not receive any direct or indirect compensation from Learning Tree other than as a director.

Sole Authority for Retaining Auditors and Other Financial Professionals

The Committee will have the sole power to:

•	Hire and fire the independent auditors to audit the financial statements of Learning Tree and its divisions and subsidiaries, based on the Committee’s judgment of the independent auditors’ independence and effectiveness, as well as to approve all fees and engagement terms;

•	Resolve any disagreement between the auditors and management; and

•	Pre-approve all non-audit services performed by Learning Tree’s auditors, subject to a de minimis exception for expenditures for non-audit services which total less than 5% of total fees paid by Learning Tree to its auditor during the fiscal year. In doing so, the Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors’ independence. The Committee will not approve any of the Prohibited Services listed on Appendix A to this document, and, in making a business judgment about particular non-audit services, the Committee will consider the guidelines contained in Appendix A to this document.

Oversight Responsibilities

The Committee will have oversight responsibility to:

•	Review with financial management and the independent auditors the quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the Securities and Exchange Commission, or other regulators, or the releases are published. In doing so, the Committee will review with financial management and the independent auditors (i) the financial statements contained in the quarterly and annual reports to stockholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders; (ii) Learning Tree’s critical financial reporting issues, policies and practices, including changes in or adoptions of accounting principles and disclosure practices, significant period-end adjustments and any other matters required to be communicated to the Committee by the auditors; and (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of Learning Tree’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Inquire quarterly of the independent auditors of their views about how Learning Tree’s choices of accounting principles and disclosure practices may affect public views and attitudes about Learning Tree.

•	Require the independent auditors to timely report to the Committee (i) any difficulties encountered in the course of their work, including any restriction on the scope of activities or access to required information, (ii) all alternative treatments of financial information within GAAP discussed by the independent auditors and management, the ramifications of each such alternative treatment and the accounting firm’s preferred treatment, and (iii) other material written communications between the accounting firm and Learning Tree’s management, such as any management letter or schedule of unadjusted differences.

•	Meet with the independent auditors and financial management of Learning Tree prior to any audit to review the scope of any proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation. At the conclusion of the audit process, review the findings in the audit with the independent auditors and the cooperation that the independent auditors received during the course of their work.

•	At least annually, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Committees, and an explanation of the independent auditor’s internal quality control procedures and material issues (if any) raised in their peer review. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Committee, as the stockholders’ representatives, and that the Committee has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Review the performance of and succession planning for Learning Tree’s financial and accounting personnel.

•	Review and concur with the Board in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer of Learning Tree.

•	Review the adequacy and effectiveness of the accounting and financial controls of Learning Tree. This should include a discussion with the independent auditors in which the Committee should review any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review communications received by Learning Tree from regulators and other legal and regulatory matters that may have a material effect on Learning Tree’s financial statements or compliance policies, as provided by management of Learning Tree.

•	Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management of Learning Tree has taken to minimize such risks.

•	Investigate any allegations of senior officers or directors which might violate the Code of Business Conduct and Ethics of Learning Tree.

•	Consider such other matters in relation to the financial affairs of Learning Tree and its accounts, and in relation to the external audit of Learning Tree, as the Committee may, in its discretion, determine to be advisable.

Policies and Procedures

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of Learning Tree meet or exceed all applicable legal and business standards. However, the Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of this Charter from the Board and review and reassess this Charter at least annually or as conditions dictate. The Charter will be included in Learning Tree’s Proxy Statement every three years or when significant amendments are made to it.

•	Meet in executive session at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will provide an opportunity for the independent auditors and management of Learning Tree to meet separately with the Committee, without members of the other group present.

•	Be governed by majority vote of its members.

•	Report the results of the annual audit to the Board and, if requested by the Board, invite the independent auditors to attend the Board meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	Report the results of and any recommendations from each Committee meeting to the Board and participate in an annual performance evaluation of the Committee.

•	Confirm in writing to the NASD annually or as otherwise required with respect to any changes on the Committee regarding independence, financial capabilities and the annual review and reassessment of the Committee Charter.

•	Affirm in Learning Tree’s Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter.

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Procedures for Responding to Concerns

Every employee of or consultant to Learning Tree who has, or who hears expressed by another person, any concerns about the manner in which Learning Tree’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Committee is directed and strongly encouraged to report the matter promptly to any member of the Committee. The Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of Learning Tree. The Committee will not tolerate retaliation against any person who reports potential issues to the Committee in good faith.

Any member of the Committee who receives such a complaint or inquiry shall notify the Chair of the Committee, who shall then notify the other members of the Committee. The Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Committee deems necessary) with the Board and with outside counsel or other outside advisors, the Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Committee in any such matter will be final and binding on Learning Tree without further action of the Board.

Approved by the Board and the Committee as of March 1, 2004.

Chairman, Audit Committee	Chairman of the Board of Directors

APPENDIX A

To help maintain internal accounting controls, the following non-audit services shall not be performed by Learning Tree’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to Learning Tree’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service not permitted by SEC or the NASDAQ regulations.

Some factors which may be considered by the Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1.	Whether the service facilitates the performance of the audit, improves Learning Tree’s financial reporting process, or is otherwise in the interest of Learning Tree and its stockholders.

2.	Whether the service is being performed principally for the Committee.

3.	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Learning Tree’s financial reporting process.

4.	Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5.	Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of Learning Tree’s business and operations.

6.	Whether the role of those performing the service would be inconsistent with the auditor’s role.

7.	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8.	Whether the auditors, in effect, would be auditing their own numbers.

9.	Whether the project must be started and completed very quickly.

10.	The size of the fee(s) for the non-audit service(s).

[LOGO OF LEARNING TREE INTERNATIONAL]

6053 W. CENTURY BLVD.

SUITE 200

LOS ANGELES, CA 90045

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Learning Tree International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            LNTRE1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEARNING TREE INTERNATIONAL, INC.

1.	Vote On Directors
	Election of Two (2) Class I Directors:	For All	Withhold All	For All Except
	NOMINEES 01) Howard A. Bain III	☐	☐	☐
02) Curtis A. Hessler

To withhold authority to vote, mark “For All Except” and write the number of the nominee for which your vote is withheld below:

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

In their discretion, the proxies are authorized to vote “FOR” the election of such substitute nominee(s) for directors as the Board of Directors of the Company shall select, and upon other such matters as may come before the Annual Meeting.

For comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend the meeting	☐	☐

	YES	NO

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

LEARNING TREE INTERNATIONAL, INC.

Proxy for Annual Meeting of Stockholders to be held March 8, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International, Inc. (“Learning Tree”) dated January 20, 2005, and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints David C. Collins or Eric R. Garen, with full power of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Tuesday, March 8, 2005, at Learning Tree International, 6053 West Century Boulevard, Los Angeles, California 90045, and at any and all adjournments or postponements thereof (the “Annual Meeting”), on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

The Board of Directors of Learning Tree solicits this proxy, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR the election of all nominees named as Directors of Learning Tree on the reverse side hereof.

Comments:

(If you noted any comments above, please mark corresponding box on other side.)

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.